EXHIBIT 11.1
                                                                   (Page 1 of 2)


                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                                                  Year Ended December 31,
                                                                       ----------------------------------------------
                                                                            1998            1997           1996
                                                                       --------------- ------------------------------
BASIC:
Income (loss) from continuing operations before extraordinary items....$      72.8     $      30.3    $      (54.3)
Income from discontinued operations....................................      ---             ---             102.0
                                                                       --------------- -------------- ---------------

Income  before extraordinary items.....................................       72.8            30.3            47.7
   Less:  Accretion of Preferred Stock.................................      ---              (4.8)          (22.9)
                                                                       --------------- -------------- ---------------

Income before extraordinary item applicable to common stock............       72.8            25.5            24.8
Extraordinary loss on retirement of debt...............................      (38.3)          (14.8)          ---
                                                                       --------------- -------------- ---------------

Net income applicable to common stock..................................$      34.5     $      10.7    $       24.8
                                                                       =============== ============== ===============

Basic shares outstanding...............................................       20.7            16.2            11.8
                                                                       =============== ============== ===============


Basic income per common share
   Income (loss) from continuing operations before extraordinary item..$     3.52      $     1.57     $     (6.54)
   Income from discontinued operations.................................    ---             ---               8.64
                                                                       --------------- -------------- ---------------

   Income  before extraordinary items..................................      3.52            1.57            2.10
   Extraordinary loss..................................................     (1.85)          (0.91)         ---
                                                                       --------------- -------------- ---------------

   Net income..........................................................$     1.67      $     0.66     $      2.10
                                                                       =============== ============== ===============

                                                                   EXHIBIT 11.1
                                                                   (Page 2 of 2)

                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                                                  Year Ended December 31,
                                                                       ----------------------------------------------
                                                                            1998            1997           1996
                                                                       --------------- -------------- ---------------
DILUTED:
Income (loss) from continuing operations before extraordinary items....$      72.8     $      30.3    $      (54.3)
Income from discontinued operations....................................      ---             ---             102.0
                                                                       --------------- -------------- ---------------

Income  before extraordinary items.....................................       72.8            30.3            47.7
   Less:  Accretion of Preferred Stock.................................      ---              (4.8)          (22.9)
                                                                       --------------- -------------- ---------------

Income before extraordinary item applicable to common stock............       72.8            25.5            24.8
   Add:  Accretion of Preferred Stock assumed converted at
     beginning of period...............................................      ---             ---             --- (a)
                                                                       --------------- -------------- ---------------

                                                                              72.8            25.5            24.8

Extraordinary loss on retirement of debt...............................      (38.3)          (14.8)          ---
                                                                       --------------- -------------- ---------------

Net income (loss) applicable to common stock...........................$      34.5     $      10.7    $       24.8
                                                                       =============== ============== ===============



Weighted average shares outstanding during the period..................       20.7            16.2            11.8
Assumed exercise of warrants at ratio determined as of
     December 31, 1998.................................................        0.1             0.3             1.2
Assumed conversion of Preferred Stock..................................      ---             ---             --- (a)
Assumed exercise of equity rights......................................        0.8             0.5           ---
Assumed exercise of stock options......................................        0.8             0.7             0.3
                                                                       =============== ============== ===============
Diluted shares outstanding.............................................       22.4            17.7            13.3
                                                                       =============== ============== ===============



Diluted income per common share
   Income (loss) from continuing operations before extraordinary item..$     3.25      $     1.44     $     (5.81)
   Income from discontinued operations.................................    ---             ---               7.67
                                                                       --------------- -------------- ---------------

   Income (loss) before extraordinary items............................      3.25            1.44            1.86
   Extraordinary loss..................................................     (1.71)          (0.84)         ---
                                                                       =============== ============== ===============

   Net income (loss)...................................................$     1.54      $     0.60     $      1.86
                                                                       =============== ============== ===============


(a) Excluded from the computation because the effect is anti-dilutive.